UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11 2016

ARTVENTIVE MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-144226	26-0148468
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

2766 Gateway Rd.

Carlsbad, CA 92009

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (760) 471-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors accepted the resignation of Tom Brauser as a member of the Board of Directors, effective August 5, 2016.

There have been no disagreements between Mr. Brauser and the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.  The Company has provided Mr. Brauser a copy of the disclosures it is making in this Item 5.02 no later than the day of filing this Form 8-K with the SEC.  The Company has also provided him the opportunity to furnish the Company, as promptly as possible, a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Item 5.02, and, if not, stating the respects in which he does not agree.  The Company will file any letter received from Mr. Brauser by the Company with the SEC as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTVENTIVE MEDICAL GROUP, INC.
/s Leon Rudakov
Dated: August 15, 2016	By:	Leon Rudakov
	Its	President